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                                                                    EXHIBIT 99.4




        CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


       We hereby consent to the use of our opinion letter dated July 8, 1999 to the Board of Directors of KN Energy, Inc. ("KN Energy") included as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Rockies Merger Corp., a newly formed wholly-owned subsidiary of KN Energy, with and into Kinder Morgan, Inc. and to the references to such opinion in such Joint Proxy Statement/ Prospectus under the captions "Summary -- The Merger -- Opinions of KN Energy Financial Advisors"; "The Merger -- Background of the Merger"; "The Merger -- Recommendation of the KN Energy Board; KN Energy's Reasons for the Merger"; and "The Merger -- Opinions of Financial Advisors to KN Energy". In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                           MERRILL LYNCH, PIERCE, FENNER &
                                                 SMITH INCORPORATED

                                       /s/ MERRILL LYNCH, PIERCE, FENNER &
                                                 SMITH INCORPORATED

August 23, 1999